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
                                  STATEMENT REGARDING COMPUTATION
                                       OF PER SHARE EARNINGS
                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               Twenty-Six Week
                                                Fiscal Years Ended              Periods Ended
                                           ----------------------------      --------------------
                                                                             July 30,    July 28,
                                           1994        1995        1996        1995        1996
                                           ----        ----        ----        ----        ----
Weighted average common stock
  outstanding                            2,000,000   2,731,370   3,999,510   3,999,510   3,999,510
Dilutive effect of stock options
  outstanding                                6,250       6,250      14,841       8,399      34,012
                                         ---------   ---------   ---------   ---------   ---------

Weighted average common stock and
  equivalents outstanding                2,006,250   2,737,620   4,014,351   4,007,909   4,033,522
                                                     =========   =========   =========   =========

Common stock purchase warrant
  outstanding                              350,000
                                         ---------

Pro forma weighted average common
  stock and equivalents outstanding      2,356,250
                                         =========



Net earnings                             $   2,260       4,130       5,130       1,609       1,927
                                                     =========   =========   =========   =========
Accretion in carrying value of common
  stock purchase warrant                       645
                                         ---------

Net earnings applicable to common stock  $   1,615
                                         =========

Earnings per common and common
  equivalent share                       $     .80        1.51        1.28         .40         .48
                                         =========   =========   =========   =========   =========

Pro forma earnings per common and
  common equivalent share                $     .96
                                         =========
